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                                                                   EXHIBIT 10.25


                               FINANCING AGREEMENT

                                                               DECEMBER 23, 2002




         This Financing Agreement is entered into by and between Itasca Business Credit, Inc. ("Lender") and XATA Corporation ("Borrower").

SECTION I.  LOAN AGREEMENT

         At Borrower's request, Lender in its sole discretion may lend to Borrower up to eighty percent (80.0%) of the net amount of accounts (as that term is defined in the Uniform Commercial Code) that are listed in current schedules provided by Borrower and that are deemed eligible for advances by Lender, or any greater or lesser percentage at Lender's absolute discretion. Furthermore, Lender in its sole discretion will create a forty percent (40.0%) reserve on all new accounts until the initial invoice has been paid, at which time the reserve would be lifted on an account by account basis. Loans for additional sums requested by Borrower may be made at Lender's sole discretion based upon Lender's valuation of other collateral or other factors. All loans made pursuant hereto shall be due on demand and shall be evidenced by a Revolving Note dated DECEMBER 23, 2002 herewith payable to Lender's order. All loans made pursuant hereto are secured by a security interest in the accounts and other collateral, as granted to Lender by the Security Agreement between Borrower and Lender dated DECEMBER 23, 2002.

         At Lender's discretion, Lender may from time to time make additional loans to Borrower on a demand basis, evidenced by Term Note(s). All of the collateral pledged to Lender shall secure all of Borrower's obligations under the Revolving Note and any Term Note(s).

         Lender may from time to time furnish to Borrower a statement of Borrower's account. Any such statement shall be conclusive unless and except as written objections thereto calling Lender's attention to errors are received by Lender within 30 days after it is mailed or delivered to Borrower.

SECTION II.  CHARGES

         A. Borrower agrees to pay interest on the net balance owed to Lender at the close of each day at a rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) that is two and nine tenths percent (2.9%) in excess of the publicly announced prime rate (or other publicly announced prime rate) of interest charged by U.S. Bank, N.A. Such interest will be due and payable to Lender at the close of each month. Borrower understands that the foregoing interest rate may not represent the lowest rate charged by the foregoing lender.

         B. If a third party participates in the advances to Borrower, however, the charge with respect to the portion of the borrowings represented by the third party's advances will be the amount of its charges and a management fee of 1/2% charged by Lender by reason of such participation.

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         C. There will be a net minimum interest charge payable to Lender of
$3,000.00 per month. Borrower further agrees that if this agreement is terminated under Section VIII hereof, regardless of the date of such termination, the total charges which shall have been paid or which shall be payable net to Lender, shall not be less than $3,000.00 each month for a minimum of twelve months.

         D. Borrower shall pay an amount equal to one percent (1.0%) per annum of the Revolving Note payable to Lender at time of initial funding and every one year anniversary date thereafter until such time that the Revolving Note is paid.

         E. Borrower agrees to pay a charge of $2,500.00 per quarter plus out-of-pocket expenses incurred by Lender in conducting audits and inspections of Borrower's books.

         F. Borrower agrees to pay a wire transfer charge of $15.00 for every wire transfer processed by Lender and $15.00 for any returned checks charged against its account for funds deposited on Borrower's behalf.

SECTION III.  LISTING ACCOUNTS

         A. Prior to or concurrently with Borrower's initial borrowing hereunder, and monthly thereafter, Borrower shall furnish to Lender a list and aging of all accounts owned by Borrower, in form acceptable to Lender; and weekly, or at other intervals mutually agreed upon, Borrower will deliver to Lender a list of all accounts created or acquired by Borrower since its last previous list and aging of accounts.

         B. Borrower warrants that, except as may be disclosed in the lists of accounts furnished to Lender: each billing correctly states the subject matter and terms of sale; the merchandise conforms thereto and is in all respects acceptable to the customer; the date of billing is not prior to shipment; the account debtor is not a subsidiary or affiliated company of Borrower; and Borrower has no reason to believe the account will not be paid in the regular course of business.

SECTION IV.  CUSTODY AND INSPECTION OF RECORDS; HANDLING OF COLLECTIONS

         A. All ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to accounts shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises without cost to Lender in appropriate containers in safe places.



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         B. Until Borrower's authority to do so is terminated by written notice from Lender (which notice Lender may give at any time), Borrower will at its expense and on Lender's behalf collect as Lender's property and in trust for Lender all amounts unpaid on accounts, and shall not mingle such collections with Borrower's own funds. Borrower shall remit all collections to Lender in kind, duly endorsed, on the same day if practical, otherwise on the following business day; and Lender shall credit the same to Borrower's account (subject to final collection thereof) after allowing three days for collection of such deposits. This provision is subject to Lender's rights under paragraphs 4 and 5 of the Security Agreement of even date herewith.

         C. If Lender takes over the handling of collections after an event of default or after demand for payment is made, Lender may remove from Borrower's premises all books and records, correspondence, documents and files relating to accounts; and Lender may without cost or expense to Lender use such of Borrower's personnel, supplies, space and equipment at Borrower's place of business as Lender may desire for the handling of collections. Borrower will pay any and all reasonable internal, office and out of pocket expenses and costs of collection (including reasonable attorneys fees) incurred by Lender in its handling of or effort to enforce collections.

SECTION V.  REPORTS

         Borrower will furnish to Lender: (a) monthly, in such detail as Lender may request, written reports, certified as correct by one of Borrower's officers, showing all sales of merchandise, returns and allowances, collections, and all miscellaneous charges and credits affecting the collateral; (b) monthly, similarly certified financial and operating statements; (c) annually, at Borrower's expense, a complete certified audit report of its operations and condition made by an independent certified public accountant satisfactory to Lender; and (d) upon issuance, copies of all public accountants' reports rendered to Borrower while Borrower is indebted to Lender; (e) within five days after the due date, proof of payment or deposit, when due, of all withholding and F.I.C.A. taxes owing by Borrower from time to time; and (f) such other financial or other information regarding Borrower or any guarantor as Lender may request.

SECTION VI.  WARRANTIES, REPRESENTATIONS AND COVENANTS

         Borrower warrants, represents and covenants with Lender that Borrower shall not: permit any levy, attachment or restraint to be made affecting any of Borrower's assets; or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any or all of Borrower's assets. Except with Lender's prior written consent, Borrower shall not: (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) merge or consolidate with any other corporation; (c) acquire any other corporation; (d) enter into any transaction not in the usual course of its business; (e) make any investment in the securities of any person, association, firm, entity or corporation other than securities of the United States of America; (f) guarantee or otherwise become in any way liable with respect to the obligations of any person, association, firm, entity or corporation except by endorsement of instruments or items of a payment for deposit to Borrower's general account or which are transmitted or turned over to Lender on account of Borrower's obligations; (g) pay or declare any dividends upon its capital stock; (h) redeem, retire, purchase or otherwise acquire directly or indirectly any of its capital stock;
(i) make any change in




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Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect its ability to repay its obligation; (j) make any distribution of its property or assets; (k) incur any debts for borrowed money; (l) incur any debts other than trade payables which must be incurred and paid in the ordinary course of Borrower's business; or (m) make any loan, advance, contribution or payment of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder thereof (except compensation for personal services rendered). In addition, Borrower further agrees that it will not encumber, pledge, assign or permit to be created a lien or security interest in any of Borrower's property except for the liens in favor of the following persons on the following property: ____________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________.
Borrower hereby represents that none of the accounts shall at any time be subject to a bond or other surety unless Borrower has notified Lender in writing in advance of obtaining the bond. All covenants, representations and warranties set forth in this agreement and in any other agreements executed by Borrower in connection herewith and all terms, conditions, provisions and agreements to be performed by Borrower pursuant to this agreement and such other agreements shall be true and satisfied at the time of Borrower's execution and shall survive the closing thereof and the execution and delivery of such agreements.

SECTION VII.  MISCELLANEOUS

         A. Borrower agrees that Lender may from time to time, for its convenience, segregate or apportion the collateral for purposes of determining the amounts and maximum amounts of loans and advances which may be made hereunder. Nevertheless, Lender's security interest in all such collateral, and any other collateral rights, interest and properties which may now or hereafter be available to Lender, shall secure and may be applied to the payment of any and all loans, advances and other indebtedness secured by Lender's security interest, in any order or manner of application and without regard to the method by which Lender determines to make loans hereunder.

         B. Borrower hereby irrevocably makes, constitutes and appoints Lender, or any person whom Lender may designate, Borrower's true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower; to endorse the name of Borrower's company upon any notes, acceptances, checks, drafts, money orders or other means of payment that may come into Lender's possession as payment of or upon accounts or other collateral; to endorse the name of Borrower's company on any invoice, freight or express bill or bill of lading relating to any collateral; to sign Borrower's name to drafts against debtors, to assignments and verification of accounts and notices thereof to debtors; and to do all other things necessary or proper to carry out the intent of this agreement.

         C. At Lender's request, Borrower will deliver customers' monthly statements to Lender for examination and for mailing in Borrower's stamped addressed envelope. From time to time, Lender or its representatives may verify directly with customers the amounts owing, or at Lender's request, Borrower or its independent accountants will do so and deliver the results to Lender in any manner satisfactory to Lender.

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         D. Borrower agrees that any bank participating with Lender in loans to
Borrower hereunder may exercise any and all rights of banker's lien or set-off with respect to such participation as fully as if such participant had lent directly to Borrower the amount of such participation.

         E. Borrower agrees to reimburse Lender for all attorney fees, filing fees, and other out-of-pocket expenses Lender may incur in connection with the negotiation and/or the interpretation of this agreement or any related agreements, the preparation of documents relating thereto, perfecting any security interest or lien granted thereby, or enforcing any of its obligations to Lender arising under this or any other agreement between Lender and Borrower, regardless of whether litigation is commenced. In addition, Borrower will reimburse Lender for any out-of-pocket expenses incurred by Lender in managing Borrower's account, including any costs for wire transfers and the costs of checks returned for insufficient funds. If Lender elects, Lender may treat the amount of any such expense as a loan to Borrower and add the amount to Borrower's loan account with Lender.

         F. This agreement shall bind and inure to the benefit of Lender and Borrower and the parties' respective successors and assigns. This agreement, and all assignments of collateral shall be construed pursuant to the laws of the State of Minnesota. Borrower hereby consents to the jurisdiction of the state and federal courts located in Hennepin County, Minnesota and agrees that any dispute arising out of this agreement or any agreement delivered in connection herewith shall be venued in Hennepin County, Minnesota. Borrower hereby further waives any right to a jury trial and agrees that all disputes arising hereunder shall be tried by the court sitting without a jury.

SECTION VIII.  TERMINATION

         Borrower understands that this Financing Agreement represents a discretionary line of credit and that Lender may refuse to make an advance hereunder at its discretion. In addition, Borrower understands that Lender may at its election make a demand for amounts due hereunder at any time even though the provisions herein are satisfied. Borrower agrees to provide Lender with 30 days' prior written notice of Borrower's election to terminate this agreement and that any termination by Borrower shall be subject to the provisions hereof. Termination by Borrower shall not impair or affect Lender's rights and Borrower's obligations then existing.



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ITASCA BUSINESS CREDIT, INC.              XATA CORPORATION
Lender                                    Borrower

By      /s/ Gary Peters                   By     /s/ John G. Lewis
   ----------------------------           -----------------------------
Name:   Gary Peters                       Name:  John Lewis
Title:  Vice President                    Title: Chief Financial Officer







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                                 REVOLVING NOTE


$2,000,000.00                                         St. Louis Park, Minnesota
                                                              DECEMBER 23, 2002

         For value received, the undersigned, XATA Corporation, a Minnesota corporation (the "Borrower"), hereby promises to pay, on demand, or if demand is not sooner made, on DECEMBER 23, 2003 ("Final Due Date"), to the order of Itasca Business Credit, Inc., a Minnesota corporation (the "Secured Party"), at its main office in St. Louis Park, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000.00) or, the aggregate unpaid principal amount of all advances made by the Secured Party to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time (the "Principal Balance") computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Financing Agreement dated DECEMBER 23, 2002, (the "Financing Agreement") by and between the Secured Party and the Borrower. The Secured Party can extend the Final Due Date, at its election, and can provide that the Final Due Date shall be automatically extended for successive 30 day periods until a demand for repayment is made by the Secured Party.

         Interest accruing on the Principal Balance hereof shall also be payable on demand.

         This Note may be prepaid in whole at any time or from time to time in part in accordance with the terms and provisions of the Financing Agreement, provided that any prepayment in whole of this Note shall include accrued interest thereon. This Note is issued pursuant to, and is subject to, the Financing Agreement, which provides for, among other things, acceleration hereof. This Note is the Note referred to in the Financing Agreement.

         This Note is secured, among other things, pursuant to the terms of the Security Agreement dated DECEMBER 23, 2002, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in accordance with the terms of the Financing Agreement, whether or not legal proceedings are commenced.

         This Note shall be immediately due and payable (including unpaid interest accrued hereon) without demand or notice thereof upon the filing of a petition by or against the Borrower under the United States Bankruptcy Code.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived except as expressly provided in the Financing Agreement.

                                    XATA CORPORATION
                                    Borrower

                                    By:   /s/ John G. Lewis
                                        -----------------------
                                    Name: John Lewis
                                    Its:  Chief Financial Officer